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                    MOHAWK INDUSTRIES, INC AND SUBSIDIARIES
                                                                      EXHIBIT 11
                Statement Re: Computation Of Per Share Earnings
                     (In thousands, except per share data)



Note: Earnings per share presented in the first table is in accordance with Regulation S-K, Item 601(b)(11), while earnings per share on the Company's consolidated statements of earnings presented in the second table is in accordance with FAS No 128.

                                                                                     Years Ended December 31,
                                                                           2000                 1999               1998
                                                                      ---------------       -------------      -------------
Regulation S-K:

Net earnings................................................          $       162,599             157,239            115,254
                                                                      ===============       =============      =============

Weighted-average common and
  dilutive potential common
  shares outstanding:

  Weighted-average common
    shares outstanding......................................                   53,769              59,730             60,393

  Add weighted-average dilutive
    potential common shares - options
    to purchase common shares, net..........................                      486                 619                741
                                                                      ---------------       -------------      -------------
Weighted-average common and dilutive
  potential common shares outstanding.......................                   54,255              60,349             61,134
                                                                      ===============       =============      =============

Basic earnings per share....................................          $          3.02                2.63               1.91
                                                                      ===============       =============      =============

Diluted earnings per share..................................          $          3.00                2.61               1.89
                                                                      ===============       =============      =============


FAS No 128 :

Net earnings................................................          $       162,599             157,239            115,254
                                                                      ===============       =============      =============

Weighted-average common and
  dilutive potential common
  shares outstanding:

  Weighted-average common shares
    outstanding.............................................                   53,769              59,730             60,393

  Add weighted-average dilutive
    potential common shares - options
    to purchase common shares, net..........................                      486                 619                741
                                                                      ---------------       -------------      -------------
Weighted-average common and dilutive
  potential common shares outstanding.......................                   54,255              60,349             61,134
                                                                      ===============       =============      =============


Basic earnings per share....................................          $          3.02                2.63               1.91
                                                                      ===============       =============      =============

Diluted earnings per share..................................          $          3.00                2.61               1.89
                                                                      ===============       =============      =============